                                                                     EXHIBIT 8.1

                               January 27, 1998

Borland International, Inc.

100 Borland Way
Scotts Valley, CA  95066


Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of a Joint Proxy Statement/Prospectus pursuant to the Agreement and Plan of Merger dated November 17, 1997 (the "Merger Agreement") by and among Borland International, Inc., a Delaware corporation ("Borland"), Vixen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Borland ("Sub") and Visigenic Software, Inc., a Delaware corporation ("Visigenic"). Pursuant to the Merger Agreement, Sub will merge with and into Visigenic (the "Merger"), and Visigenic will become a wholly-owned subsidiary of Borland.

          Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Borland in connection with the preparation and execution of the Merger Agreement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Merger Agreement; (2) representations and warranties made to us by Visigenic, Borland and Sub (the "Officers' Certificates"); (3) representations and warranties of certain stockholders of Visigenic in "Affiliate Agreements"; (4) the registration statement on Form S-4 of a Joint Proxy Statement/Prospectus of Borland and Visigenic (the "Registration Statement"); (5) an opinion of special counsel, received by Visigenic from Cooley Godward LLP, substantially identical in substance to this opinion (the "Cooley Godward Tax Opinion"); and (6) such other instruments and documents related to the formation, organization and operation of Visigenic and Borland or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          2. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

          3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us (including, but not limited to the Officers' Certificates and Affiliate Agreements) are true and correct as of the date hereof, at the effective date of the Registration Statement and at the Effective Time, and no actions have been (or will be) taken which are inconsistent with such statements, descriptions and representations;

          4. The Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof), will be effective under the applicable state law, and will be reported by Borland and Visigenic on their respective federal income tax returns in a manner consistent with the opinion set forth below;

          5. There is no plan or intention on the part of the stockholders of Visigenic to engage in a sale, exchange, transfer, distribution, pledge or other disposition or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition of shares of Borland Common Stock to be received in the Merger that would reduce the Visigenic stockholders ownership of Borland Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the aggregate fair market value of all of the Visigenic Common Stock outstanding immediately prior to the Effective Time. (For purposes of the preceding sentence, shares of Visigenic Common Stock which are exchanged for consideration in the Merger other than shares of Borland Common Stock, including being exchanged for cash in lieu of fractional shares of Borland Common Stock or are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger, shall be considered shares of Visigenic Common Stock held by stockholders of Visigenic immediately prior to the Merger which are exchanged for shares of Borland Common Stock in the Merger and then disposed of pursuant to a plan); and

          6. The Cooley Godward Tax Opinion has been delivered and not withdrawn.


          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code. In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state, or local tax law.

          No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion has been delivered to you only for the purposes stated. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion.

                              Very truly yours,



                              GRAY CARY WARE & FREIDENRICH LLP